Exhibit 99.1

Nuvve Provides Third Quarter 2025
Financial Update
Investor Conference Call to be Held Today at 5:00 PM Eastern Time (2:00 PM PT)

SAN DIEGO, November 13, 2025 /PRNewswire/— Nuvve Holding Corp. (“Nuvve”, “we”, the “Company”) (Nasdaq: NVVE),
a green energy technology company that provides a globally-available, commercial vehicle-to-grid (V2G) technology platform that enables electric vehicle (EV) and stationary batteries to store and resell unused energy back to the local electric grid and provides other grid services, today provided a third quarter 2025 update.
 Third Quarter Highlights and Recent Developments

•We raised $5.6 million in gross proceeds through an underwritten public offering and debt obligations during the third quarter of 2025 to support our operations and growth initiatives
•Total revenues were $1.6 million for the third quarter of 2025 compared to $1.3 million for the first six month of 2025 and $1.9 million for the third quarter 2024
•Gross profit margins were 52.0% for the third quarter of 2025 compared to 52.1% for the third quarter 2024
•Cash operating losses were $4.8 million in the third quarter 2025 compared to $1.2 million the third quarter 2024
•We had $0.9 million in cash and cash equivalents as of September 30, 2025 compared to $0.4 million at December 31, 2024
Management Discussion

Gregory Poilasne, Chief Executive Officer of Nuvve, said,“We were pleased with our accelerated sales growth in the third quarter after a soft start in the first half of the year. We also realized success in expanding our stationary battery pipeline during quarter which we anticipate to become a larger portion of our business success going forward in North America, Europe and Japan.”

2025 Third Quarter Financial Review

Total revenue was $1.60 million for the three months ended September 30, 2025, compared to $1.92 million for the three months ended September 30, 2024, a decrease of $0.32 million, or 16.7%. The decrease was primarily attributable to a $0.88 million decrease in services revenue, partially offset by a $0.40 million increase in products revenue due to higher customers sales orders and shipments, and a $0.16 million increase in grants. Products and services revenue for the three months ended September 30, 2025, consisted of DC Chargers and AC Chargers of $0.95 million, grid services revenue of $0.01 million, and engineering services of $0.37 million. The decrease in service revenue is due to the absence of management fees earned related to the Fresno EV infrastructure project. We stopped accruing management fees earned for the Fresno EV infrastructure project during the second quarter of 2025.
Cost of products and services revenue was $0.8 million for the three months ended September 30, 2025, compared to $0.9 million for the three months ended September 30, 2024, a decrease of $0.15 million, or 16.5%. The decrease was primarily due to lower costs of service revenue. Products and services margin decreased by 7.0% to 42.3% for the three months ended September 30, 2025, compared to 49.3% in the same prior year period. Margin was negatively impacted by higher mix of hardware charging stations’ sales and a lower mix of engineering services in the third quarter of 2025 compared with the third quarter of 2024.
Selling, general and administrative expenses consist of selling, marketing, advertising, payroll, administrative, legal, finance, and professional expenses. Selling, general and administrative expenses were $4.8 million for the three months ended September 30, 2025, as compared to $2.1 million for the three months ended September 30, 2024, an increase of $2.6 million, or 124.0%.
The increase during the three months ended September 30, 2025 was primarily attributable to increases in in compensation expenses of $1.7 million, including share-based compensation, increases in public company related costs of $0.6 million, increases in legal fees expenses of $0.3 million, increases in office related expenses of $0.4 million, and increases in travel and marketing/promotions related expenses of $0.1 million, partially offset by decrease in software subscriptions expenses of $0.3 million, and decrease in professional fees of $0.1 million.
Research and development expenses were $1.2 million for the three months ended September 30, 2025, compared to $0.7 million for the three months ended September 30, 2024, an increase of $0.5 million, or 66.0%. The increase during the three months ended September 30, 2025 was primarily attributable to increases in compensation expenses and subcontractor expenses used to advance our platform functionality and integration with more vehicles.
Other income, net was $0.32 million in other expenses for the three months ended September 30, 2025, compared to $0.19 million of other income for the three months ended September 30, 2024, an increase of $0.13 million. The increase during the three months ended September 30, 2025 was primarily attributable to the change in fair values of the convertible notes and warrants liability, and increase in sublease income related to the subleasing of part of our main office space, partially offset by increase in interest expense on debt obligations.
Net loss was $4.8 million for the three months ended September 30, 2025, compared to $1.6 million for the three months ended September 30, 2024, an increase of $3.1 million, or 190.6%. The increase in net loss was primarily due to an increase in total operating expenses of $3.0 million, an increase in other income of $0.1 million and a decrease of $0.3 million in revenue.
Net Income (Loss) Attributable to Non-Controlling Interest
Net loss attributable to non-controlling interest for the three months ended September 30, 2025 was $0.3 million, compared to zero net income attributable to non-controlling interest for the three months ended September 30, 2024.
Net loss is allocated to non-controlling interests in proportion to the relative ownership interests of the holders of non-controlling interests in Fermata Energy II LLC and Deep Impact entity. We own 51% of Fermata Energy II LLC and Deep Impact common units during the nine months ended September 30, 2025. We had determined that Deep Impact only is a variable interest entity (“VIE”) in which we are the primary beneficiary. We consolidated Fermata Energy II LLC and Deep Impact, and recorded a non-controlling interest for the share of Fermata Energy II LLC and Deep Impact owned by other parties during the three months ended September 30, 2025.

Megawatts Under Management

Megawatts under management refers to the potential available charging capacity Nuvve is currently managing around the world.

Megawatts under management in the third quarter increased 3.1% over the second quarter of 2025, to 26.4 megawatts from 25.6 megawatts, and a (9.6)% decrease compared to the third quarter of 2024. In terms of its composition, 0.2 megawatts were from stationary batteries and 26.2 megawatts were from EV chargers. The stationary batteries we managed in California were decommissioned as they reached the end of their useful life. Our customer intends to replace these batteries in the future, and we are working with this customer to propose our battery aggregation services once their new batteries are installed. In Japan we elected to not continue the management of stationary batteries connected to our platform in partnership with Toyota Tsusho that we were had managed for several years, given the expected future revenue generation was limited under our existing agreement. Instead we have focused our efforts in driving new business development efforts in Japan, with a focus on battery aggregation services for commercial and governmental customers throughout the country. Megawatts under management excluding stationary batteries increased to 26.2 in the third quarter of 2025, an increase of 0.8 over the second quarter of 2025.

Conference Call Details
The Company will hold a conference call to review its financial results for the third quarter of 2025, along with other Company developments, at 5:00 PM Eastern Time (2:00 PM PT) today, Thursday, November 13, 2025.

To participate in the call, please dial (888) 349-0097 or (412) 902-4245; Passcode: 7689896, or register for and listen via a live webcast, which is available in the ‘Events’ section of Nuvve’s investor relations website at https://investors.nuvve.com/.

In addition, a replay of the call will be made available via Nuvve’s investor relations website, or by calling (844) 512-2921 or (412) 317-6671, Access code 10204408 through November 27, 2025.
About Nuvve Holding Corp.
Nuvve Holding Corp. (Nasdaq: NVVE) is leading the electrification of the planet, beginning with transportation, through its intelligent energy platform. Combining the world’s most advanced vehicle-to-grid (V2G) technology and an ecosystem of electrification partners, Nuvve dynamically manages power among electric vehicle (EV) batteries and the grid to deliver new value to EV owners, accelerate the adoption of EVs, and support the world’s transition to clean energy. By transforming EVs into mobile energy storage assets and networking battery capacity to support shifting energy needs, Nuvve is making the grid more resilient, enhancing sustainable transportation, and supporting energy equity in an electrified world. Since its founding in 2010, Nuvve has successfully deployed V2G on five continents and offers turnkey electrification solutions for fleets of all types. Nuvve is headquartered in San Diego, California, and can be found online at nuvve.com.

Nuvve and associated logos are among the trademarks of Nuvve and/or its affiliates in the United States, certain other countries and/or the European Union. Any other trademarks or trade names mentioned are the property of their respective owners.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as "may," "will," "expects," "believes," "aims," "anticipates," "plans," "looking forward to," "estimates," "projects," "assumes," "guides," "targets," "forecasts," "continue," "seeks" or the negatives of such terms or other variations on such terms or comparable terminology, although not all forward-looking statements contain such identifying words. Forward-looking statements include, but are not limited to, statements concerning Nuvve’s expectations, plans, intentions, strategies, prospects, business plans, product and service offerings, new deployments, potential project successes, expected timing of recently announced projects, anticipated growth of various business areas and other statements that are not historical facts. Nuvve cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Nuvve. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Some of these risks and uncertainties can be found in Nuvve’s most recent Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC). Copies of these filings are available online at www.sec.gov, https://investors.nuvve.com or on request from Nuvve. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Nuvve’s filings with the SEC. Such forward-looking statements speak only as of the date made, and Nuvve disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this press release are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this press release.
Nuvve Investor Contact
investorrelations@nuvve.com
+1 (619) 483-3448

Nuvve Press Contacts
press@nuvve.com
+1 (619) 483-3448

FINANCIAL TABLES FOLLOW
 NUVVE HOLDING CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS(Unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets
Cash	$939,415	$371,497
Restricted cash	320,000	320,000
Accounts receivable, net	1,109,255	2,148,198
Inventories	4,255,117	4,591,902
Prepaid expenses	838,876	494,986
Deferred costs - current	1,034,958	417,290
Other current assets	1,055,065	931,244
Total current assets	9,552,686	9,275,117
Property and equipment, net	666,590	613,958
Intangible assets, net	1,103,048	1,062,766
Goodwill	96,000	—
Investment in equity securities	670,951	670,951
Investment in leases	98,896	101,415
Right-of-use operating lease assets	3,907,809	4,493,360
Deferred costs - noncurrent	594,558	564,558
Security deposit, long-term	64,943	15,687
Total assets	$16,755,481	$16,797,812

Liabilities and Equity
Current liabilities
Accounts payable	$2,944,507	$1,882,357
Due to customers	—	—
Accrued expenses	5,662,373	3,393,205
Deferred revenue - current	1,152,815	506,496
Debt - term loan	549,778	1,609,928
Due to related party - promissory notes - current	583,957	562,241
Convertible notes - current	1,060,489	2,475,162
Operating lease liabilities - current	864,139	914,800
Other liabilities	124,565	6,969
Total current liabilities	12,942,623	11,351,158
Operating lease liabilities - noncurrent	3,698,514	4,254,173
Due to related party - promissory notes - noncurrent	840,500	840,500
Convertible notes - noncurrent	—	—
Deferred revenue - noncurrent	574,570	771,747
Warrants/investment rights liability	409,454	699,087
Other long-term liabilities	208,297	170,794
Total liabilities	18,673,958	18,087,459

Commitments and Contingencies
Stockholders’ equity
Preferred Class A units, zero par value, 4,900,000 shares authorized; 4,900,000 units issued and outstanding at September 30, 2025, and zero units issued and outstanding at December 31, 2024, respectively	166,698	—
Class B units, zero par value, 2,500,000 units authorized; 150,000 units issued and outstanding at September 30, 2025, and zero units issued and outstanding at December 31, 2024, respectively	150,000	—
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; zero shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	—	—
Common stock, $0.0001 par value, 200,000,000 shares authorized; 22,482,750 and 904,949 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	8,565	6,408
Treasury stock, at cost, 1,680 shares outstanding at September 30, 2025 and December 31, 2024, respectively	—	—
Additional paid-in capital	188,584,935	164,285,336
Accumulated other comprehensive income	40,488	46,494
Accumulated deficit	(190,358,139)	(165,599,076)
Nuvve Holding Corp. stockholders’ deficit	(1,407,453)	(1,260,838)
Non-controlling interests	(511,024)	(28,809)
Total stockholders’ deficit	(1,918,477)	(1,289,647)
Total deficit	(1,918,477)	(1,289,647)
Total Liabilities and Equity	$16,755,481	$16,797,812

  NUVVE HOLDING CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue
Products	$947,561	$543,834	$1,655,017	$1,389,495
Services	380,876	1,265,499	839,264	1,786,937
Grants	270,190	108,885	349,800	323,722
Total revenue	1,598,627	1,918,218	2,844,081	3,500,154
Operating expenses
Cost of products	735,730	409,390	1,277,069	1,002,964
Cost of services	31,246	508,697	182,216	1,027,282
Selling, general, and administrative	4,763,634	2,126,681	23,723,683	12,544,563
Research and development	1,179,288	710,291	3,156,223	3,773,435
Total operating expenses	6,709,898	3,755,059	28,339,191	18,348,244

Operating loss	(5,111,271)	(1,836,841)	(25,495,110)	(14,848,090)
Other income (expense)
Interest (expense) income, net	(477,482)	(242,468)	(1,720,316)	(222,720)
Change in fair value of convertible notes	(112,367)	—	(60,663)	—
Change in fair value of warrants/investment rights liability	232,717	329,990	673,899	2,642,424
Change in fair value of derivative liability	—	—	—	(3,626)
Other, net	674,188	99,476	1,360,912	104,417
Total other income (expense), net	317,056	186,998	253,832	2,520,495
Loss before taxes	(4,794,215)	(1,649,843)	(25,241,278)	(12,327,595)
Income tax expense	—	—	—	—
Net loss	$(4,794,215)	$(1,649,843)	$(25,241,278)	$(12,327,595)
Less: Net loss attributable to non-controlling interests	(286,955)	—	(482,215)	—
Net loss attributable to Nuvve Holding Corp.	$(4,507,260)	$(1,649,843)	$(24,759,063)	$(12,327,595)
Less: Preferred dividends on redeemable non-controlling interests	—	—	—	—
Less: Accretion on redeemable non-controlling interests preferred shares	—	—	—	—
Net loss attributable to Nuvve Holding Corp. common stockholders	$(4,507,260)	$(1,649,843)	$(24,759,063)	$(12,327,595)

Net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	$(0.24)	$(2.47)	$(2.76)	$(21.72)

Weighted-average shares used in computing net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	18,557,638	666,894	8,954,465	567,486

  NUVVE HOLDING CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(4,794,215)	$(1,649,843)	$(25,241,278)	$(12,327,595)
Other comprehensive (loss) income, net of taxes
Foreign currency translation adjustments, net of taxes	$(13,393)	$2,214	$(6,006)	$(19,530)
Total comprehensive loss	$(4,807,608)	$(1,647,629)	$(25,247,284)	$(12,347,125)
Less: Comprehensive loss attributable to non-controlling interests	$(286,955)	$—	$(482,215)	$—
Comprehensive loss attributable to Nuvve Holding Corp. common stockholders	$(4,520,653)	$(1,647,629)	$(24,765,069)	$(12,347,125)

  NUVVE HOLDING CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Operating activities
Net loss	$(25,241,278)	$(12,327,595)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	245,796	254,275
Stock-based compensation	814,305	1,991,884
Amortization of discount on debt and promissory notes	166,611	24,167
Change in fair value of warrants/investment rights liability	(673,899)	(2,642,424)
Change in fair value of convertible notes	60,663	—
Change in fair value of derivative liability	—	3,626
Fair value of warrants issued for cryptocurrency strategy consulting services	8,194,000	—
Loss on warrants issuance	—	305,065
Provision for credit losses	990,105	—
Noncash lease expense	592,386	223,892
Change in operating assets and liabilities
Accounts receivable	48,838	56,361
Inventory	336,785	230,712
Prepaid expenses and other assets	(1,542,242)	728,999
Accounts payable	1,062,150	490,130
Accrued expenses and other liabilities	2,146,135	(1,524,707)
Deferred revenue	451,661	(57,207)
Net cash used in operating activities	(12,347,984)	(12,242,822)
Investing activities
Acquisition	(340,200)	—
Purchase of property and equipment	(57,099)	(54,630)
Net cash used in investing activities	(397,299)	(54,630)
Financing activities
Proceeds from exercise of warrants	2,083,900	173,027
Proceeds from debt and promissory notes obligations	8,972,199	2,565,500
Repayment of debt and promissory notes obligations	(3,401,943)	(161,929)
Proceeds from common stock offering, including pre-funded warrants, net of issuance costs	5,509,874	8,516,741
Payment of finance lease obligations	(6,835)	(7,816)
Proceeds from issuance of Class B units	150,000	—
Net cash provided in financing activities	13,307,195	11,085,523
Effect of exchange rate on cash	6,006	2,514
Net increase (decrease) in cash and restricted cash	567,918	(1,209,415)
Cash and restricted cash at beginning of year	691,497	2,014,660
Cash and restricted cash at end of period	$1,259,415	$805,245

Supplemental Disclosure of cash information:
Cash paid for interest	$1,096,650	$193,322

Supplemental Disclosure of Noncash Investing and Financing Activities:
Conversion of Notes and accrued interest to common shares	$10,132,855	$—
Payment of Promissory with Contingent Receivable	$283,578	$—
Issuance of preferred class A units for acquisition	$166,698	$—